U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202

June 29, 2017

VIA EDGAR TRANSMISSION

United States Securities and Exchange Commission
Division of Investment Management
100 F. Street N.E.
Washington D.C.  20549

Re: Managed Portfolio Series (the “Trust”)
File Nos.: 333-172080 and 811-22525

Dear Sir or Madam:

Transmitted herewith on behalf of the Nuance Funds, is an amended Form N-SAR.
This amended Form N-SAR is filed for the sole purpose of amending an attachment for the Independent Registered Public Accountant’s Internal Control Memo, Exhibit
99-77.B, which displayed the firm's former name on the filing made on
June 29, 2017.

If you have any questions or require further information, please contact me at
(414) 765-6844.
Sincerely,

/s/ Brian R. Wiedmeyer

Brian R. Wiedmeyer
Treasurer of Managed Portfolio Series

cc:  Michael P. O’Hare, Esq., Stradley Ronon Stevens & Young, LLP.

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